Exhibit 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND

18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY

ACT OF 2002

In connection with this annual report on Form 10-K of MPT Operating Partnership, L.P. (the “Company”) for the year ended December 31, 2019 (the “Report”), each of the undersigned, Edward K. Aldag, Jr. and R. Steven Hamner, certifies, pursuant to Section 18 U.S.C. Section 1350, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 26, 2020	/s/ Edward K. Aldag, Jr.
Edward K. Aldag, Jr.
Chairman, President and Chief Executive Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.